As filed with the Securities and Exchange Commission on November 15, 2021

Registration No. 333-260229

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Integrated Media Technology Limited

(Exact name of Registrant as specified in its charter)

Australia	3651	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Level 7, 420 King William Street

Adelaide, SA 5000, Australia

Tel: +61 8 7324 6018

corporate@imtechltd.com

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711

Tel: 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Reilly

Rimon Law Pty Ltd

Level 10, 20 Martin Place

Sydney, NSW 2000, Australia

andrew.reilly@rimonlaw.com

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company.  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Ordinary shares, no par value per share			$15,000,000	$1,390.50

(1)	The registrant is registering an indeterminate number of the securities of the registrant as may from time to time on a continuous basis be offered at unspecified prices. The maximum aggregate offering price of all securities covered by this Registration Statement will not exceed $15,000,000. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.
(3)	The registrant previously paid $1,390.50 of the registration fee in connection with the filing of its initial registration statement on October 14, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

Subject to completion, dated November 15, 2021.

Integrated Media Technology Limited

$15,000,000
Ordinary Shares

We expect to offer ordinary shares (the "Shares") of Integrated Media Technology Limited directly to investors from time to time on a continuous basis in such amounts and at such prices to be determined at or prior to the time of the offering.

Any supplement to this prospectus may add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in the Shares.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol "IMTE".

The Shares to be sold under this prospectus could have a total aggregate value of up to $15,000,000. Each time we sell Shares, we will provide a prospectus supplement that will contain specific information about the terms of the offer. On November 12, 2021, the closing price of our ordinary shares was $5.16. If IMTE were to sell Shares with an aggregate value of $15,000,000 at that closing price, then that would result in the issuance of 2,906,976 Shares.

IMTE is a holding company incorporated in Australia with operations conducted by its subsidiaries based in Hong Kong and the People's Republic of China ("PRC"). Due to our group structure, a substantial portion of our business operations and assets are subject to unique risks relating to the uncertain development, interpretation and application of PRC laws, including uncertain actions that Chinese authorities can take against companies. The Chinese government can take unpredictable action with little advance notice, including seeking to intervene or influence operations. Our PRC- based subsidiaries could be subject to sanctions imposed by PRC regulatory agencies if they fail to comply with existing or new PRC laws and any such sanctions could negatively affect our financial performance and results of operations and, as a result, could cause the value of IMTE shares to significantly decline or become worthless.

In addition, IMTE's subsidiaries are subject to legal and operational risks associated with their operations in China. PRC laws governing our current business operations, including the electronic glass manufacturing operation, are sometimes subject to interpretation of the competent authorities. Recently, the Chinese government initiated a series of regulatory actions and statements to regulate businesses in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, gathering and processing of data, and expanding the efforts in anti-monopoly enforcement. Any such actions directed at IMTE's subsidiaries could adversely affect their operations and thereby cause the value of IMTE shares to significantly decline or become worthless. For further information, please see page 1 and Risk Factors beginning on page 8 of this prospectus.

IMTE can freely transfer cash under the laws of Australia. The transfer of cash amongst IMTE and its subsidiaries is made through direct bank transfers following internal fund transfer procedures and controls. None of our subsidiaries operate in a monetary controlled environment except our PRC-incorporated entities. For PRC entities, IMTE may make loans or capital contributions. Any loans to a PRC subsidiary are subject to PRC regulations and approvals. Similarly, the flow of funds out of China requires Chinese regulatory approval and can only be made through the repayment of previously approved loans or through the profits earned by the PRC subsidiary through dividend distribution. Additional details of the cross border fund transfers to our China subsidiaries are in the section captioned "Risks Related to Doing Business in China" on page 8 of this prospectus.

Investing in the Shares involves risks. See "Risk Factors" beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this process, we may, from time to time on a continuous basis, sell the Shares in one or more offerings. The Shares to be sold pursuant to this registration statement may have a total aggregate value of up to US$15,000,000. This prospectus does not contain all of the information included in the registration statement. You should refer to the registration statement including the exhibits before making a decision to purchase any securities described in this prospectus.

The information in this prospectus is accurate as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor the sale of any securities described in this prospectus means that information contained in this prospectus is correct after the date of this prospectus or as of any other date. You should read both this prospectus and any prospectus supplement, together with any information incorporated by reference, before making an investment decision.

Each time we sell Shares, we will provide a prospectus supplement that will contain specific information about the terms of the offer. A prospectus supplement may also provide updated, changed or additional information to the information contained in this prospectus. You should rely on the information contained in the prospectus supplement to the extent there is any conflict between the information contained in this prospectus and the prospectus supplement. Any statement in a prospectus supplement or any document incorporated by reference with a later date will supersede or modify an earlier statement in any document with an earlier date. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.

You may access the registration statement, exhibits and other reports we file with the SEC on its website. More information regarding how you can access this and other information is included under the heading "Where You Can Find Additional Information."

Unless otherwise indicated or the context implies otherwise:

•	"we," "us," "our" or "IMTE" refers to Integrated Media Technology Limited, an Australian corporation that conducts its business through its subsidiaries;

•	"shares" or "ordinary shares" refers to our ordinary shares;

•	"Dynasty Jiaxing" refers to Dynasty (Jiaxing) Technology Co., Limited, a limited company organized in China as a wholly foreign owned enterprise of Grand Dynasty Limited. Dynasty Jiaxing has been established with the intent to house another lamination operation for electronic glass in Jiaxin, Zhejiang Province, China. Dynasty Jiaxing has not yet commenced any business activities;

•	"Grand Dynasty" refers to Grand Dynasty Limited, a company incorporated in Hong Kong and a holding company of Dynasty Jiaxing;

•	"Greifenberg" refers to Greifenberg Capital Limited, a company incorporated in Hong Kong that is engaged in financial research and analysis on global debt markets with initial focus on the China fixed income market using big data and artificial intelligence;

•	"Smartglass HK" refers to Smartglass Limited, a company incorporated in Hong Kong and a holding company of Smartglass Zhenjiang;

•	"Smartglass Zhenjiang" refers to Smart (Zhenjiang) Intelligent Technology Co., Limited, a limited liability company organized in China as a wholly owned foreign enterprise of Smartglass HK, that is establishing a lamination operation for electronic glass in Zhenjiang, Jiangsu Province, China. Smartglass Zhenjiang commenced activities in July 2021 and, at the date of this prospectus, is still at a pre-operating stage;

•	"Sunup" refers to Sunup Holdings Limited, a company incorporated in Hong Kong that is engaged in the manufacturing and sale of nano coating plates used in air filters; and;

•	"OAK" refers to Oakridge International Limited, an Australian company listed on the Australian Securities Exchange in which IMTE owns a minority interest and which is engaged in the healthcare technology and Internet of Things (IoT) sector in Australia;

IMTE is a holding company incorporated in Australia with operations conducted by its subsidiaries based in Hong Kong and PRC. IMTE does not utilize a "variable interest entity" structure like some Chinese companies when listing on U.S. stock exchanges. Under a "variable interest entity" structure, a Chinese company uses contractual agreements between non-PRC owned entities and PRC-owned entities to replicate the economic interest of the PRC operations. Such a structure is not used by IMTE.

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Due to our group structure, however, a substantial portion of our business operations and assets are subject to unique risks relating to the uncertain development, interpretation and application of PRC laws, including uncertain actions that Chinese authorities can take against companies. The Chinese government can take unpredictable action with little advance notice, including seeking to intervene or influence operations. Our PRC- based subsidiaries could be subject to sanctions imposed by PRC regulatory agencies if they fail to comply with existing or new PRC laws and any such sanctions could negatively affect our financial performance and results of operations and, as a result, could cause the value of IMTE shares to significantly decline or become worthless.

In addition, IMTE's subsidiaries are subject to legal and operational risks associated with their operations in China. PRC laws governing our current business operations, including the electronic glass manufacturing operation, are sometimes subject to interpretation of the competent authorities. Recently, the Chinese government initiated a series of regulatory actions and statements to regulate businesses in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, gathering and processing of data, and expanding the efforts in anti-monopoly enforcement. Any such actions directed at IMTE's subsidiaries could adversely affect their operations and thereby cause the value of IMTE shares to significantly decline or become worthless. For further information, please see Risk Factors beginning on page 8 of this prospectus.

We do not expect to be subject to cybersecurity review with the Cyberspace Administration of China ("CAC") if the draft Measures for Cybersecurity Censorship recently proposed by the CAC become effective as published because: (i) our products and services are not offered directly to individual consumers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. Since the CAC's statements are in draft form, it is uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations and interpretations will be modified or promulgated, if any, and the potential impact they could have on the operations of IMTE's subsidiaries, the ability to accept foreign investments and the convertibility of foreign exchange.

Our reporting and functional currency is the Australian dollar. Solely for the convenience of the reader, this prospectus contains translations of some Australian dollar amounts into U.S. dollars at specified rates. Except as otherwise stated in this prospectus, all translations from Australian dollars to U.S. dollars are based on the rate published by the Reserve Bank of Australia on the date indicated. No representation is made that the Australian dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars at such rate.

All references to "$" in this prospectus refer to Australian dollars or U.S. dollars, as the context requires based on the foregoing. All references to "A$" in this prospectus mean Australian dollars. All references to "US$" in this prospectus mean U.S. dollars. For convenience, certain Australian dollar amounts are converted into U.S. dollars based on exchange rate of A$1.00 = US$0.7518 as at June 30, 2021.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find Additional Information." We urge you to read carefully this prospectus, together with the information incorporated herein by reference before deciding whether to invest in the Shares.

Our fiscal year end is December 31. References to a particular "fiscal year" are to our fiscal year ended December 31 of that calendar year.

Unless otherwise indicated, the consolidated financial statements and related notes incorporated by reference in this prospectus have been prepared in accordance with International Accounting Standards and also comply with International Financial Reporting Standards, or IFRS, and interpretations issued by the International Accounting Standards Board, or IASB, which differ in certain significant respects from Generally Accepted Accounting Principles in the United States, or GAAP.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement may contain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project," or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

•	our plans to develop and successfully commercialize our products;
•	our ability to successfully integrate our business operations with Sunup Holdings Limited, in which we recently acquired a majority interest;
•	our ability to operate as a going concern;
•	our ability to effectively compete in our industry;
•	the strength of our brand;
•	our ability to comply with Nasdaq's continued listing requirements;
•	the liquidity of our securities;
•	the potential of business acquisitions and the success of their integration within our business;
•	the success of our collaborations and alliances with third parties regarding the development and distributions of our products;
•	the timing of the initiation and completion of our research projects;
•	the potential impact on our business of the economic, political and social conditions of the People's Republic of China (the "PRC");
•	the potential impact on our business of the interpretation and/or application of the PRC laws;
•	the potential impact on our business by the COVID-19 pandemic;
•	expectations regarding expenses, ongoing losses, future revenue and capital needs;
•	the length of time over which we expect our cash and cash equivalents to be sufficient;
•	our intellectual property position, including our ability to defend our intellectual property rights, and the duration of our patent portfolio; and
•	other risks and uncertainties, including those listed under the caption "Risk Factors" in this prospectus and the documents incorporated by reference, including our Annual Report on Form 20-F, as amended, and our other reports and filings we make with the SEC from time to time.

All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that they will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

Currently, we qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may avail itself of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. For example, we rely on an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, relating to internal control over financial reporting, and we will not provide such an attestation from our auditors for as long as we qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of:

•	the end of the fiscal year in which the fifth anniversary of the completion of our initial public offering in the United States occurs, or December 31, 2025;
•	the end of the first fiscal year in which the market value of our ordinary shares held by non-affiliates exceeds US$700 million as of the end of the second quarter of such fiscal year;
•	the end of the first fiscal year in which we have total annual gross revenues of at least US$1.07 billion; and
•	the date on which we have issued more than US$1.0 billion in non-convertible debt securities in any rolling three-year period.

Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided for by the JOBS Act.

IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

We are also considered a "foreign private issuer" pursuant to Rule 405 under the Securities Act of 1933, as amended. As a foreign private issuer, we are exempt from certain rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our common shares. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission, or SEC, as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter.

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PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and the financial statements and notes thereto included elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the shares. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings "Risk Factors", "Cautionary Note Regarding Forward-Looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the related notes to those financial statements included elsewhere in this prospectus.

Our Company

IMTE is an Australia company engaged in the business of glasses-free 3D (also known as autostereoscopic 3D) (ASD) display, the manufacture and sale of nano coated plates for air filters and the sale of electronic glass. These two new business operations in air filters and electronic glass are expected to form the foundation of our future growth strategy.

Since the beginning of the COVID-19 pandemic, the Company has been diversifying its business by dedicating resources to the electronic glass and the nano coated plates businesses. These two businesses will not be affected by COVID-19 as much as the ASD business as this business operates in the retail advertising sector that has being adversely affected in the pandemic environment. As consumers are less likely to shop outside their homes and tourism and business travel have significantly decreased, advertisers have reduced outdoor advertising expenditures. In comparison, the air filter product should not be affected as much as the ASD business because, in a pandemic environment, we expect consumers to consider purchasing devices that cleanse the air. As to the electronic glass business, this sector concerns a commercial product that is less susceptible to short-term interruptions in a pandemic environment because it does not depend on travel.

In line with our renewed business strategy, in August 2020, we acquired 25.5% interests in Sunup Holdings Limited ("Sunup") from each of Nextglass Technologies Corp. and Teko International Limited for US$750,000 each. In total, we acquired 51% of Sunup for a total consideration of US$1,500,000, which was paid by the issuance of a total of 500,000 shares at a price of US$3.00 per share. Sunup is engaged in the manufacturing and sale of nano coating plates used in air filters. Sunup commenced commercial production in November 2020 and sales in December 2020.

Consistent with our current strategy to diversify and expand our business operations, on December 21, 2020, the Company entered into an agreement to acquire the majority interest in Greifenberg Capital Limited ("Greifenberg"), a company that seeks to analyse credit risk using Big Data and Artificial Intelligence, for a total subscription amount of US$1,200,000. This investment provides the Company with an opportunity to integrate its business operation with use of new data and Artificial Intelligence to foster growth in the new digital economy. We believe that strategically integrating our businesses with Artificial Intelligence and Big Data tools will enhance our business operations, especially in the advertising sector such as tracking or predicting trends in consumer behavior.

In February 2021, CIMC Marketing Pty Limited, a wholly owned subsidiary of the Company, acquired 500 million shares representing approximately 15% or A$500,000 (approximately US$381,000) in Oakridge International Limited (formerly known as Xped Limited) ("OAK"), a company listed on the Australian Securities Exchange at the subscription price of A$0.001 per share. OAK is engaged in the business of selling professional healthcare technology equipment and solutions to healthcare facilities. OAK is focused on expanding into delivering assisted independent living technologies utilizing synergies with OAK's internet of Things (IoT) platform. OAK also intends to build on smart home and smart building solutions for a more efficient interactive environment for the occupants. Our investment provides a strategic investment into the technology and healthcare markets in Australia.

Risks relating to PRC law on our operations

IMTE is a holding company incorporated in Australia with operations conducted by its subsidiaries based in Hong Kong and PRC. Due to our group structure, a substantial portion of our business operations and assets are subject to unique risks relating to the uncertain development, interpretation and application of PRC laws, including uncertain actions that Chinese authorities can take against companies. The Chinese government can take unpredictable action with little advance notice, including seeking to intervene or influence operations. Our PRC- based subsidiaries could be subject to sanctions imposed by PRC regulatory agencies if they fail to comply with existing or new PRC laws and any such sanctions could negatively affect our financial performance and results of operations and, as a result, could cause the value of IMTE shares to significantly decline or become worthless.

In addition, IMTE's subsidiaries are subject to legal and operational risks associated with their operations in China. PRC laws governing our current business operations, including the electronic glass manufacturing operation, are sometimes subject to interpretation of the competent authorities. Recently, the Chinese government initiated a series of regulatory actions and statements to regulate businesses in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, gathering and processing of data, and expanding the efforts in anti-monopoly enforcement. Any such actions directed at IMTE's subsidiaries could adversely affect their operations and thereby cause the value of IMTE shares to significantly decline or become worthless. For further information, please see Risk Factors beginning on page 8 of this prospectus.

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We do not expect to be subject to cybersecurity review with the Cyberspace Administration of China ("CAC") if the draft Measures for Cybersecurity Censorship recently proposed by the CAC become effective as published because: (i) our products and services are not offered directly to individual consumers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. Since the CAC's statements are in draft form, it is uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations and interpretations will be modified or promulgated, if any, and the potential impact they could have on the operations of IMTE's subsidiaries, the ability to accept foreign investments and the convertibility of foreign exchange.

IMTE's subsidiaries have received all requisite approvals required to operate their businesses as currently conducted. IMTE has received permission from Chinese authorities to incorporate Smartglass Zhenjiang and Dynasty Jiaxing. Smartglass Zhenjiang has received permission from Chinese authorities to operate a factory.

Given IMTE is an Australian corporation, no approval of any Chinese authority is required for the offer and sale of the Shares under this prospectus and IMTE is not required to obtain any permission from any Chinese authority. There is no liquidity risk in relation to trading of IMTE shares as IMTE is incorporated in Australia and our shares are listed on Nasdaq. PRC authorities could, however, block further foreign investment into our PRC and Hong Kong-based subsidiaries. If this were to occur, it could have a material adverse effect on our consolidated operations.

Systems for the transfers of cash and non-monetary assets

IMTE can freely transfer cash in accordance with the laws of Australia. The transfer of cash amongst IMTE and its subsidiaries is made through direct bank transfers following internal fund transfer procedures and controls. During 2020 and the first six months of 2021, IMTE transferred approximately US$1.4 million to its subsidiaries via cash advances and contributions to capital of which approximately US$16,000 were further transferred to our PRC subsidiary Smartglass Zhenjiang. IMTE's subsidiaries have not distributed cash to IMTE during this period.

None of our subsidiaries operate in a monetary controlled environment except our PRC-incorporated entities. For PRC entities, IMTE may make loans or capital contributions. Any loans to a PRC subsidiary are subject to PRC regulations and approvals. Similarly, the flow of funds out of China requires Chinese regulatory approval and can only be made through the repayment of previously approved loans or through the profits earned by the PRC subsidiary through the capital account. Additional details of the cross border fund transfers to our China subsidiaries are in the section Risks of Doing Business in China on page 8 of this prospectus.

IMTE currently has only one operating subsidiary in China, Smartglass Zhenjiang, which as at the date of this prospectus, has received funds of approximately US$16,000 from its sole shareholder, Smartglass HK. This transfer of funds was made by Smartglass HK through registered capital injection to Smartglass Zhenjiang to purchase machinery and equipment and for working capital purposes. Smartgalss Zhenjiang has not paid any funds to its holding company Smartglass HK since the inception of Smartglass Zhenjiang.

IMTE's intention is not to distribute earnings from its operating subsidiaries until a subsidiary's operations has achieved cashflow breakeven and no longer requires investment capital. However, we are at the initial stage of roll-out and it is not expected that there will be any cash dividends in the near future.

IMTE and its subsidiaries have not distributed any non-monetary assets.

Payment of dividends or distributions

Since the date of incorporation, IMTE has not received, nor does it expect to receive in the foreseeable future, any dividends or distributions from any of its subsidiaries. IMTE has not paid, nor does it expect to pay in the foreseeable future, any dividends or distributions to its shareholders. There are no foreign exchange restrictions on the ability of IMTE to pay dividends to U.S. shareholders.

If IMTE were to pay dividends to US investors, then they would be subject to taxation under U.S. tax law. For further information, see Item 10E of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference.

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Chinese exchange controls

IMTE has operating subsidiaries based in Hong Kong and the PRC. IMTE is not aware of any restrictions or limitations on foreign currency exchange in Hong Kong, or on the ability to transfer cash between entities. Nor is IMTE aware of any restrictions and limitations on the ability of Hong Kong subsidiaries to distribute earnings from their businesses to IMTE.

As for PRC subsidiaries, the Chinese government has controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, the Chinese government could impose administrative requirements or make it otherwise difficult to remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt could restrict their ability to pay dividends or make other payments. If IMTE or our subsidiaries were unable to receive all of the revenue from our operations, IMTE could be unable to pay dividends on our ordinary shares. Additional details on the convertibility of RMB into foreign currencies is set out in the "Risks Related to Doing Business in China" in the "Risk Section" on page 8.

Holding Foreign Companies Accountable Act is not applicable

IMTE's auditor, Ramirez Jimenez International CPAs, is registered with the U.S. Public Company Accounting Oversight Board and is based in California and it does not have any branches or offices outside the United States. As a result, unlike Chinese companies with auditors in China, the U.S. Holding Foreign Companies Accountable Act is not applicable to IMTE.

Recent Developments

On July 6, 2021, IMTE entered into three securities purchase agreements with three accredited investors for the total sale of 888,887 ordinary shares of IMTE at a price of US$3.15 per share, raising gross proceeds of US$2.8 million. The transactions closed between July and October 1, 2021.

On October 11, 2021, IMTE entered into a conditional sale and purchase agreement ("Sale and Purchase Agreement") to acquire 100% of the equity interests in Magnum International Holdings Limited, a British Virgin Islands corporation ("Magnum"), for US$11 million, which will be paid via the issuance of an aggregate of 3,630,360 shares, representing a share issuance of US$3.03 per ordinary share to 4 independent non-U.S. based shareholders of Magnum. The acquisition of the Magnum by IMTE is conditional on, and amongst other conditions, a satisfactory due diligence (at the sole determination of the Company), on the legal and financial affairs of Magnum. Pursuant to the Agreement, the long stop date to complete this transaction is within 3 months from the date of the Agreement. There can be no assurance that the acquisition will be consummated.

Magnum is a technology development company based in Dalian, China that intends to build a post diagnose medical and healthcare platform using big data and artificial intelligence. Magnum is currently developing a smart pharmacy system and health platform for hospitals and pharmacies. Magnum will focus on the development of a post diagnosis platform, integrating wearable medical devices for real time monitoring, and the integration of medical resources to provide consumers with medical and healthcare information.

Risk Factor relating to the Offering

Investing in our securities entails a high degree of risk as more fully described in the "Risk Factors" section of this prospectus beginning on page 8. You should carefully consider such risks before deciding to invest in our securities.

Corporate Information

Integrated Media Technology Limited was incorporated in Australia in 2008 and has been listed on Nasdaq since August 2017.

Our principal office is located at Suite 801, 8/F, Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong. Our telephone number is +61 8 7324 6018. Our corporate email address is corporate@imtechltd.com . Our website address is www.imtechltd.com. Information on our website and the websites linked to it do not constitute part of this prospectus supplement or the registration statement to which this prospectus forms a part, and you should not consider the contents of our website in making an investment decision with respect to our securities.

7

RISK FACTORS

You should consider carefully the risks described below and the risks described under the heading "Risk Factors" in Item 3D of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which Item 3D is herein incorporated by reference. In addition, you should consider the risk factors described below and in any prospectus supplement.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

Risks Related to Doing Business in China

Uncertainties exist with respect to the interpretation and implementation of PRC Foreign Investment Law and how it may impact the viability of our group structure and business operations.

On March 15, 2019, the National People's Congress approved the Foreign Investment Law, which took effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the Foreign Investment Law, "foreign investment" refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as "foreign investor") within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

According to the Foreign Investment Law, the State Council will publish or approve to publish the "negative list" for special administrative measures concerning foreign investment. The Foreign Investment Law grants national treatment to foreign-invested entities ("FIEs"), except for those FIEs that operate in industries deemed to be either "restricted" or "prohibited" in the "negative list". Because the "negative list" has yet to be published, it is unclear whether it will differ from the current Special Administrative Measures for Market Access of Foreign Investment (Negative List). The Foreign Investment Law provides that FIEs operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant Chinese governmental authorities. If a foreign investor is found to invest in any prohibited industry in the "negative list", such foreign investor could be required to cease its investment activities, dispose of its equity interests or assets within a prescribed time limit and have its income confiscated. If the investment activity of a foreign investor is in breach of any special administrative measure for restrictive access provided for in the "negative list", the relevant competent department shall order the foreign investor to make corrections and take necessary measures to meet the requirements of the special administrative measure for restrictive access.

The Chinese government will establish a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises must submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security.

Furthermore, the Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the Foreign Investment Law.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including that a foreign investor may freely transfer into or out of China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

8

As such, there is a risk that our electronic glass business, which is currently operated by Smartglass Zhenjiang, could be designated to on the "negative list" for special administrative measures concerning foreign investment. And if its business were to on the "negative list", we would need to seek permission and approval from the Chinese regulatory to continue to conduct our electronic glass business in the PRC. If Smartglass Zhenjiang were to be put on the "negative list" and were not successful in obtaining permission or approval, then its business could be required to close or sold, which could adversely affect IMTE's financial position and share price.

The Chinese government can exert substantial influence over the manner in which companies operate in China.

The Chinese government has exercised, and may continue to exercise, substantial influence or control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China could be undermined by changes in PRC laws and regulations, including those relating to taxation, environmental regulations, land use rights, properties and other matters. The central or local governments could impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions, and could require IMTE to any interest that we hold in Chinese properties.

As such, our PRC subsidiaries could be subject to various government and regulatory oversight in the provinces in which they operate. They could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. Our PRC subsidiaries could incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Recent regulatory initiatives implemented by the PRC competent government authorities on cyberspace data security could impact our business operations and compliance status.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the "Opinions on Severely Cracking Down on Illegal Securities Activities According to Law," or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies but not Australian companies such as IMTE.

On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, any data processing operators controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. We do not expect to be subject to cybersecurity review if the draft Measures for Cybersecurity Review become effective as published because: (i) our products and services are not offered directly to individual consumers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities.

Since the CAC's statements are in draft form, it is uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations and interpretations will be modified or promulgated, if any, and the potential impact they could have on the operations of IMTE's subsidiaries in the PRC, the ability to accept foreign investments and the convertibility of foreign exchange.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of the offerings to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds from the offerings or any future offerings, as an offshore holding company of our PRC subsidiary, we may make loans to our PRC subsidiary and controlled PRC affiliate, or we may make additional capital contributions to our PRC subsidiary. Any loans to our PRC subsidiary or controlled PRC affiliate are subject to PRC regulations and approvals. For example, loans by us to our PRC subsidiary in China, each of which is a foreign-invested enterprise, to finance their activities cannot exceed statutory limits and must be registered with a Chinese agency known as SAFE or its local counterpart.

We may also decide to finance our PRC subsidiary through capital contributions. These capital contributions must be approved by the Ministry of Commerce in China or its local counterpart. It is possible that we may not be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or controlled PRC affiliate or capital contributions by us to our subsidiaries or any of their respective subsidiaries. If we fail to receive such registrations or approvals, our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

9

In 2015, SAFE promulgated Circular 19, a notice regulating the conversion by a foreign-invested enterprise of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 19 requires that Renminbi converted from the foreign currency-denominated capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise in its business scope. In addition, SAFE strengthened its oversight of the flow and use of Renminbi funds converted from the foreign currency-denominated capital of a foreign-invested enterprise. The use of such Renminbi may not be changed without approval from SAFE and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used for purposes within the foreign-invested enterprise's approved business scope.

We cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or controlled PRC affiliate or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we receive from the offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may limit our ability to use our revenues effectively and the ability of our PRC subsidiary to obtain financing.

The PRC government imposes control on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. For our PRC subsidiaries, we will receive a majority of our revenues in Renminbi, which currently is not a freely convertible currency. Restrictions on currency conversion imposed by the PRC government may limit our ability to use revenues generated in Renminbi to fund our expenditures denominated in foreign currencies or our business activities outside China. Under China's existing foreign exchange regulations, Renminbi may be freely converted into foreign currency for payments relating to current account transactions, which include among other things dividend payments and payments for the import of goods and services, by complying with certain procedural requirements. Our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, by complying with certain procedural requirements. Our PRC subsidiary may also retain foreign currency in their respective current account bank accounts for use in payment of international current account transactions. However, we cannot assure you that the PRC government will not take measures in the future to restrict access to foreign currencies for current account transactions.

Conversion of Renminbi into foreign currencies, and of foreign currencies into Renminbi, for payments relating to capital account transactions, which principally includes investments and loans, generally requires the approval of SAFE and other relevant PRC governmental authorities. Restrictions on the convertibility of the Renminbi for capital account transactions could affect the ability of our PRC subsidiary to make investments overseas or to obtain foreign currency through debt or equity financing, including by means of loans or capital contributions from us.

Risks Related to the Offering

Our management has discretion as to the use of the net proceeds from this offering, and such use may not produce income or increase the market price of ordinary shares.

We intend to use the net proceeds from this offering primarily for purchasing equipment for our electronic glass business and working capital. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds from this offering. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve profitability or increase our ordinary share price. Moreover, the failure by our management to apply these funds effectively could harm our business. See the section captioned "Use of Proceeds" in this prospectus and any prospectus supplement for a description of our proposed use of proceeds from this offering.

Future sales of our ordinary shares, or the perception that such sales may occur, could depress the price of our ordinary shares.

After completion of this offering, all of our ordinary shares outstanding, including the Shares that we are selling in this offering, may be resold in public markets immediately.

The per share market price of our ordinary shares could drop significantly if the holder of these ordinary shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our ordinary shares or other securities.

If we make one or more significant acquisitions in which the consideration includes ordinary shares or other securities, our shareholders' holdings may be significantly diluted. In addition, shareholders' holdings may also be diluted if we enter into arrangements with third parties permitting us to issue ordinary shares in lieu of certain cash payments.

10

We do not intend to pay any dividends on our ordinary shares at this time.

We have not paid any cash dividends on our ordinary shares to date. The payment of cash dividends on our ordinary shares in the future will be dependent upon our revenue and earnings, if any, capital requirements, and general financial condition, as well as the limitations on dividends and distributions that exist under the laws and regulations of Australia, and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our ordinary shares in the foreseeable future. As a result, any gain you will realize on our ordinary shares will result solely from the appreciation of such shares.

We may issue additional securities in the future, which may result in dilution to our shareholders.

As of October 12, 2021 we have 9,329,420 ordinary shares issued and outstanding, which does not include the number of shares to be issued under previously issued and outstanding convertible promissory notes. As of October 12, 2021, we have two outstanding convertible promissory notes of US$1,799,486 and US$1,650,000 at a conversion price of US$3.00 per share and US$3.25 per share respectively for a total of 1,107,520 shares issuable (the "Convertible Notes"). Under the terms of these Convertible Notes, there are adjustments to the conversion price if the Company issues shares below certain prices. In particular, if the Company issues shares below US$2.50 then the total shares issuable under the two Convertible Notes is 1,379,794. If the Company issues shares below US$1.50 then the total shares issuable under the two Convertible Notes is 2,299,657. In these cases, to the extent that the conversion rights are exercised by the noteholders, additional ordinary shares will be issued which will dilute our shareholders.

In addition, to the extent that we conduct additional equity offerings, additional ordinary shares will be issued, which may result in dilution to our current shareholders. Sales of substantial numbers of such shares in the public market would also result in further dilution to our shareholders and could adversely affect the market price of our ordinary shares.

Only a limited market exists for our ordinary shares which could lead to price volatility.

Our ordinary shares trade on Nasdaq. However, trading volumes for our ordinary shares have been historically low and volatile. The limited trading market for our ordinary shares may cause fluctuations in the market value of our ordinary shares to be exaggerated, leading to price volatility in excess of that which would occur in a more active trading market for our ordinary shares.

Issuances of ordinary shares may have a dilutive effect on your percentage ownership and may result in a dilution of your voting power and an increase in the number of ordinary shares eligible for future resale in the public market, which may negatively impact the trading price of our ordinary shares.

The offering price of our ordinary shares may be higher than the pro forma net tangible book value per share of our ordinary shares outstanding immediately following the completion of this offering. Therefore, if you purchase ordinary shares in this offering at a public offering price, you may experience immediate dilution effect, after giving effect to the issuance of ordinary shares in this offering. This dilution is due in large part to the fact that our earlier investors paid substantially less than the offering price when they purchased our ordinary shares.

In addition, the conversion of some or all of our outstanding convertible securities could result in significant dilution in the percentage ownership interest of investors in this offering and in the percentage ownership interest of our existing common stockholders and in a significant dilution of voting rights and earnings per share.

In addition to the dilutive effects described above, the conversion of such securities would increase the number of our ordinary shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our ordinary shares. Substantial dilution and/or a substantial increase in the number of our ordinary shares available for future resale may negatively impact the trading price of our ordinary shares.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute your ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our ordinary shares.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure, may require the granting of rights, preferences or privileges senior to, or pari passu with, those holders of our ordinary shares. Any issuances by us of equity securities may be at or below the prevailing market price of our ordinary shares and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our ordinary shares to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our ordinary shares. The holders of any securities or instruments we may issue may have rights superior to the rights of our shareholders. If we experience dilution from the issuance of additional securities and we grant superior rights to new securities over our shareholders, it may negatively impact the trading price of our ordinary shares and you may lose all or part of your investment.

11

The recurrence of the coronavirus disease COVID-19, or similar adverse public health developments in China, may materially and adversely affect our business and operating results.

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets globally. The outbreak of COVID-19 in China and Hong Kong has resulted in increased travel restrictions, border control, and shutdown of businesses, which may cause slower recovery of the China and Hong Kong economies. We may be adversely impacted from quarantines and market downturns related to pandemic fears and impact on our workforce if the virus continues to spread. COVID-19 affects our workforce and supplier's workforce, and as a result we are experiencing a slow resumption of operations and may experience delays or the inability to deliver goods on a timely basis. In addition, one or more of our customers, partners, service providers or suppliers may experience financial distress, delayed or defaults on payment, file for bankruptcy protection, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. The extent to which COVID-19 impacts our results are highly uncertain and will include emerging information concerning the severity of COVID-19 and the actions taken by governments at various levels and private businesses to attempt to contain the virus. Wider-spread COVID-19 in China and globally could prolong the deterioration in economic conditions and could cause decreases in demand and reduce and/or negatively impact our ability to grow our revenues. Any decreased collectability of accounts receivable, bankruptcy of small and medium businesses, or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations. Although the Company is taking measures to mitigate the effect as much as possible, there is no assurance that the steps will be sufficient. In most respects it is too early in the pandemic to be able to quantify all the ramifications.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth summary historical financial data for the periods indicated.

The selected financial data have been derived from the consolidated financial statements of IMTE for and as of the years ended December 31, 2020, 2019, and 2018 incorporated by reference in this Registration Statement. The selected financial statements for the interim periods ended June 30, 2021, and June 30, 2020, have been derived from the interim unaudited consolidated financial statements of the Company for such interim periods. The selected financial data as of December 31, 2017 and 2016 and for the years ended December 31, 2017, and 2016 have been derived from the financial statements of IMTE which are not incorporated by reference in this Registration Statement.

In our management's opinion, these financial statements include all adjustments necessary for the fair presentation of our financial condition as of such dates and our results of operations for such periods. Our financial statements have been prepared in Australian dollars and in accordance with IFRS, as issued by the IASB. You should read the selected consolidated financial data in conjunction with our consolidated financial statements and related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Consolidated Statement of Profit or Loss and Other Comprehensive Income /(Loss) Data:

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018	2017	2016
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Audited)	(Audited)	(Audited)
(expressed in A$)
Total revenue	38,142	527,224	1,833,387	2,411,213	1,815,475	10,153,636	14,039,248
Cost of sales	(2,202)	(331,663)	(1,311,566)	(1,008,821)	(723,711)	(2,548,064)	(2,027,743)
Depreciation and amortization expenses	(653,226)	(1,384,151)	(2,078,762)	(3,174,784)	(2,029,373)	(2,021,131)	(2,147,231)
Corporate administrative expenses	(2,191,521)	(2,291,963)	(3,627,445)	(6,336,243)	(4,384,357)	(2,522,927)	(2,447,545)
(Loss)/ gain on disposal of a subsidiary	-	(28,990)	(28,990)	-	608,995	-	(872)
Other operating expenses	(272,845)	(774,979)	(5,347,824)	(2,543,571)	(2,503,507)	(1,510,267)	(1,627,234)
(Loss)/ gain on fair value change in derivative financial instruments	(2,914,034)	-	2,312,197	127,551	709,543	-	-
Provision for impairment loss of goodwill	-	-	-	(4,486,301)	(9,953,311)	-	-
Exchange (loss) / gain	(45,657)	(62,847)	(194,383)	(10,296)	493,365	61,307	(100,950)
Finance costs	(1,089,514)	(487,871)	(2,100,272)	(1,561,625)	(1,383,399)	(107,101)	(73,666)
Income tax credit / (expense)	-	-	-	(117,322)	507,057	187,213	(2,018,939)
Net (loss) / profit	(7,130,857)	(4,835,240)	(10,543,658)	(16,700,199)	(16,843,223)	1,692,666	3,595,068
Loss / (profit) per share - basic and diluted (post-reverse split)	(0.88)	(1.32)	(2.33)	(4.63)	(5.93)	0.64	1.37
Weighted average number of ordinary shares outstanding (post-reverse split) - basic and diluted	7,569,067	3,519,720	6,513,671	3,377,386	2,692,543	2,643,611	2,643,611

Consolidated Statement of Financial Position Data:

	As of June 30,		As of December 31,
	2021	2020	2020	2019	2018	2017	2016
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Audited)	(Audited)	(Audited)
	(expressed in A$)
Cash and cash equivalents	3,996,723	139,174	2,194,084	(166,758)	1,514,215	2,860,014	1,820,994
Working capital	(254,834)	(5,843,516)	1,276,431	(12,763,614)	1,279,813	5,478,132	8,263,311
Total assets	22,442,356	7,334,620	12,953,665	19,946,276	26,033,074	35,859,449	43,481,437
Long-term debt	3,549,712	2,759,406	3,688,257	1,874,392	4,690,822	16,748,877	22,657,065
Total shareholders' (deficit) / equity	10,861,773	(2,842,598)	4,905,852	79,023	16,621,751	15,390,334	14,354,982

(1)	All previously reported share and per share amounts have been restated to reflect the reverse stock split of thirty-to-one effective on May 8, 2017.
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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization:

•	on an actual basis as of June 30, 2021; and
•	on an adjusted basis to give effect of the issuance of 888,887 ordinary shares issued under a prospectus supplement filed on July 8, 2021, and the application of the gross proceeds of US$2,800,000 (A$3,846,000) from the sale of those shares.

	As of June 30, 2021
	Actual	As Adjusted
	A$'000	A$'000

Cash and cash equivalents	3,996	7,842

Convertible promissory note due January 2022	1,816	1,816
Convertible promissory note due December 2022	1,540	1,540
Other borrowings	225	225
	3,581	3,581
Share capital	44,318	48,164
Foreign currency translation reserves	1,150	1,150
Other reserves	2,704	2,704
Accumulated losses	(40,782)	(40,782)
Total equity	7,390	11,236
Total capitalization	10,971	14,817

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USE OF PROCEEDS

Unless otherwise indicated, IMTE intends to use the net proceeds from the sale of ordinary shares primarily for purchasing lamination equipment for our electric glass business of about US$10.5 million, manufacturing, sales and marketing for our air filter product business of about US$1.5 million and general working capital of about US$3.0 million which may include capital expenditures, investment of businesses and other general and administrative matters. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

Pending these uses, IMTE intend to invest the proceeds in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. IMTE cannot predict whether the proceeds invested will yield a favorable return. Management will have broad discretion in the application of the net proceeds we receive from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DIVIDEND POLICY

Since our inception, we have not declared or paid any dividend on our ordinary shares. We intend to retain any earnings for use in our business and do not currently intend to pay cash dividends on our ordinary shares. Dividends, if any, on our outstanding ordinary shares will be declared by and subject to the discretion of our board of directors, and subject to Australian law.

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BUSINESS

At the beginning of 2019, IMTE was engaged in the business of development, manufacturing and distribution of glasses-free 3D (also known as autostereoscopic 3D) ("ASD") display. The year 2019 was a challenging year for our ASD business as our development of technologies was undercapitalized and much of our work plan was postponed or delayed until funding was secured. We also faced difficulties with our subcontractors to resolve the manufacturing process problems which further delayed sales. In early 2020, the COVID-19 pandemic hit China and then spread to the rest of the world, putting all business on hold for most of 2020 and possibly longer. The economic outlook for retail business is uncertain as the extent of the people's behavior change to stay at home more and rely on pick-up and delivery services. This has drastically affect our 3D advertising platform business.

In May 2020, as a cost cutting measure in the uncertain times ahead, we divested from the research and development operation. Instead, we have focused on the marketing and sales of ASD products and services. Most of the remaining development work will be outsourced with defined budgets. In the longer term, we may develop our technologies if we can see a clear path to market.

The Company is diversifying its business by dedicating resources to the electronic glass and the nano coated plates businesses. These two businesses will not be affected by the COVID-19 as much as the ASD business, which is operating in the retail advertising markets in an uncertain pandemic environment. In particular, the air filter product should not be affected as much as the ASD business because, in a pandemic environment, we expect people to consider purchasing devices that cleanse the air. As to the electronic glass business, this sector concerns a commercial product that is less susceptible to short-term interruptions in a pandemic environment because it does not depend on travel.

In line with our renewed business strategy, in August 2020, we acquired 25.5% interests in Sunup Holdings Limited ("Sunup") from each of Nextglass Technologies Corp. and Teko International Limited for US$750,000 each. In total, we acquired 51% of Sunup for a total consideration of US$1,500,000, which was paid by the issuance of a total of 500,000 shares at a price of US$3.00 per share. Sunup is engaged in the manufacturing and sale of nano coating plates used in air filters. Sunup has set up its equipment and began commercial production in November 2020.

Currently, the Company is focused on the marketing and distribution of ASD products, the manufacture and sale of nano coated plates for air filters, and the sale electronic glass. We believe these two new business operations in air filters and electronic glass will form the foundation of our future growth strategy.

Consistent with our current strategy to diversify and expand our business operations, on December 21, 2020, the Company entered into an agreement to acquire a majority interest in Greifenberg Capital Limited, which seeks to analyses credit risk using Big Data and Artificial Intelligence, for a total subscription amount of US$1,200,000. This investment provides the Company with an opportunity to integrate its business operation with use of new data and Artificial Intelligence to foster growth in the new digital economy. We believe that strategically integrating our businesses with Artificial Intelligence and Big Data tools will enhance our business operations, especially in the advertising sector such as tracking or predicting trends in consumer behavior.

Further to the strategy to diversify, on February 5, 2021, the Company's wholly owned subsidiary company CIMC Marketing Pty Ltd. into an Underwriting Agreement with Xped Limited ("Xped") (now known as Oakridge International Limited ("Oak"), a company listed on the Australian Securities Exchange and engaged in the healthcare technology and IoT sector in Australia. Pursuant to that agreement, the Company purchased 500 million shares at a price of A$0.001 per share, representing approximately 15% of the then total outstanding shares in Oak. This investment provides the Company with an opportunity for an immediate platform to enter into the healthcare technology and IoT markets in Australia. Details on this agreement can be found under Material Contracts.

In addition, you should carefully consider the information on our business disclosed in Item 4 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference.

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MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should carefully consider the discussion and analysis of our financial condition and results of operations disclosed in our Interim Financial Report for the six months ended June 30, 2021, and in Items 5 and 11 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which are both incorporated by reference.

MANAGEMENT

You should carefully consider the information disclosed in Item 6 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding shares of our ordinary shares beneficially owned as of October 12, 2021 by: (i) each of our directors; (ii) all the directors as a group; and (iii) each person known by us to beneficially own five percent or more of the outstanding shares of our common stock.

Except as otherwise indicated, based on information furnished by the owners, we believe that the beneficial owners listed below have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them, subject to the information contained in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the address of the beneficial owner is c/o Integrated Media Technology Limited at Suite 801, 8/F, Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong.

For purposes of computing the percentage of outstanding ordinary shares held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group. As of October 12, 2021, there were 9,329,420 outstanding shares.

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Name	Ordinary Shares	Options Exercisable Within 60 Days	Note Convertible Within 60 Days	Total Stock and Stock Based Holdings	% Ownership
Xiaodong Zhang(1)(5)	227,811	-	-	227,811	2.18%
Jing Zhuo(1)	-	-	-	-	-
Dr. Heming Cui	-	-	-	-	-
Hui Zhong (2)	-	-	-	-	-
Xinmei Shi(3)	-	-	-	-	-
Dan Li (4)	-	-	-	-	-
All directors as a group (6 persons)	227,811	-	-	227,811	2.18%
Rich Limited (6)	-	-	599,828	599,828	5.75%
Nextglass Technologies Corp (7)	700,000	-	507,692	1,207,652	11.57%
Xinyuandi International Holdings Limited(8)	688,408	-	-	688,408	6.60%
Xinhaixin International Holdings Limited (9)	1,685,000	-	-	1,685,000	16.14%

Notes:
(1)	Appointed as a director of the Company on July 19, 2021.
(2)	Appointed as a director of the Company on August 3, 2021.
(3)	Appointed as a director of the Company on August 18, 2021.
(4)	Appointed as a director of the Company on August 31, 2021.
(5)	On August 7, 2021, Kingzhongming International Holdings Limited acquired 227,811 shares in the Company. Kingzhongming International Holdings Limited is a company wholly owned and controlled by director Xiaodong Zhang.
(6)	Pursuant to convertible note purchase agreement and supplement agreement dated January 20, 2020 and February 11, 2020 respectively, CIMB Limited has right to convert about US$1,799,486 at a current downward adjusted conversion price of US$3.00 per share over the term of the convertible promissory note (the "Note"), subject to the maximum number of ordinary shares of the Company issuable upon conversion of the Note to no more than 19.99% of the total issued and outstanding ordinary shares of the Company. As a result, for the purpose of the calculating the right to acquire shares within 60 days, 599,828 shares are deemed to be converted to the ordinary shares of the Company. In September 2021, CIMB Limited has entered into an agreement to sell its interest in this convertible note to Rich Limited
(7)	Pursuant to a convertible note purchase agreement and supplement agreement dated December 21, 2020. Nextglass Technologies Corp has the right to convert US$1,650,000 at a conversion price of US$3.25 per share over the term of the convertible promissory note, subject to the maximum number of ordinary shares of the Company issuable upon conversion of such note to no more than 19.99% of the total issued and outstanding ordinary shares of the Company. As a result, for the purpose of the calculating the right to acquire shares within 60 days, 507,692 shares are deemed to be beneficially owned.
(8)	In September 2021, Xinyuandi International Holdings Limited acquired 688,408 shares in the Company. Xinyuandi International Holdings Limited is a company wholly owned and controlled by Mr. Zhengdong Zhang.
(9)	In September 2021, Xinhaixin International Holdings Limited acquired 1,685,000 shares in the Company. Xinhaixin International Holdings Limited is a company wholly owned and controlled by Mr. Hongquan Bi.

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RELATED PARTY TRANSACTIONS

You should carefully consider the information on our related-party transactions disclosed in our Interim Financial Report for the six months ended June 30, 2021, and in Item 7B of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference.

MATERIAL CONTRACTS

You should carefully consider the information disclosed in Item 10C of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference.

FINANCIAL INFORMATION

You should carefully consider the financial information disclosed in our Interim Financial Report for the six months ended June 30, 2021, and Item 8 and Item 18 of our Annual Report on Form 20-F for the fiscal year December 31, 2020, which are both incorporated by reference.

PLAN OF DISTRIBUTION

Offers to purchase Shares may be solicited directly by us and the sale of those Shares may be made by us directly to institutional investors or others. The distribution of the Shares may be effected from time to time in one or more transactions on a continuous basis at market prices prevailing at the time of sale, at prices related to the prevailing price or at negotiated prices. A prospectus supplement relating to a particular offer of Shares will set forth the terms of such offering, including the purchase price of the offered Shares and the proceeds to us from such sale. All such Shares would be listed on Nasdaq.

In connection with the sale of the Shares, investors may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our ordinary shares in the course of hedging the positions they assume. The investors may also sell ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The investors may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The investors who purchase the Shares and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. IMTE will request each investor purchasing Shares to confirm that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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DESCRIPTION OF SHARE CAPITAL

General

IMTE is a corporation registered under the Australian Corporations Act. Our corporate affairs are principally governed by our Constitution and the Corporations Act. Our ordinary shares trade on The Nasdaq Capital Market.

The Australian law applicable to our Constitution is not significantly different than a U.S. company's charter documents except we do not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law.

Subject to restrictions on the issue of securities under our Constitution, the Corporations Act, and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

In addition, you should carefully consider the information disclosed in our Interim Financial Report for the six months ended June 30, 2021, and in Item 10 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which are both incorporated by reference.

Changes to Our Share Capital

Since January 1, 2018, the following changes have been made to our ordinary share capital:

1.	On July 17, 2018, the Company issued 25,275 ordinary shares at a share price of US$14.45 (or about A$ 19.46) per share for a total subscription proceeds of A$491,750 for settlement of consultancy service payment.
2.	On December 12, 2018, the shareholderof the Company approved the conversion of A$8,000,000 of debt owed to Marvel Finance Limited, the ultimate holding company, by the issuance of 708,500 shares in the Company.
3.	On February 27, 2020, the Company issued 158,730 ordinary shares at a share price of US$6.30 per share for a total subscription proceeds of US$1,000,000.
4.	On May 18, 2020, the Company issued 126,984 ordinary shares as a result of the exercise of warrants (the "Warrants") pursuant to Securities Purchase Agreement entered into on February 20, 2020. The Warrants were exercised by means of a cashless exercise pursuant to conditions in the form of warrant.
5.	On July 28, 2020, the Company issued 700,000 ordinary shares at a share price of US$3.00 per share for the conversion of debt pursuant to debt conversion agreement dated July 25, 2020.
6.	On September 15, 2020, the Company issued 450,000 ordinary shares at a share price of US$3.00 per share to raise US$1,350,000 for working capital.
7.	On September 15, 2020, the Company issued 4,471 ordinary shares at a share price of US$3.81 per share for the provision of IT development.
8.	On September 17, 2020, the Company issued 500,000 ordinary shares at a share price of US$3.00 per share to acquire 51% interest in Sunup Holdings Limited.
9.	On October 6, 2020, the Company issued 241,667 ordinary shares as a result of the conversion of convertible promissory note (the "Note") for the conversion of debt of US$725,000.
10.	On October 6, 2020, the Company and its subsidiaries settled the interest accrued of A$174,811 by issuing 46,741 shares to the Noteholder of Convertible Promissory Note dated January 20, 2020.
11.	On December 2, 2020, the Company issued 600,000 ordinary shares at a share price of US$3.00 per share to raise US$1,800,000 for working capital.
12.	On December 21, 2020 the Company entered into a placement agreement to sell 307,692 shares in the Company at a price of US$3.25 per share to raise proceeds of US$1.0 million. The shares were issued on December 21, 2020.
13.	On December 21, 2020, the Company signed a letter agreement to adjust the subscription price of a Convertible Note Purchase Agreement dated August 6, 2020 from US$3.00 per share to US$3.25 per share. In addition, the noteholder agreed not to seek repayment and or conversion of Shares in the Company for a period of 2 months after the issuance of the Convertible Note which is expect to on or before December 24, 2020. This transaction closed on December 21, 2020. This Convertible Note is without interest, matures in 2 years from the date of the Convertible Note and is convertible into ordinary shares of the Company at a conversion price of US$3.25 for the period from its 2 months after the issuance of the Convertible Note to its maturity.
14.	On January 15, 2021, the Company entered into conditional convertible debt agreements, subject to shareholder approval, with a director and an officer of the Company to issue up to 401,939 shares in the Company at a price of US$3.61 per share for settling total debts of US$1,451,000. These conditional convertible debt agreements were subsequently terminated.
20

15.	On February 2, 2021, the Company issued 17,744 ordinary shares at a share price of US$3.6125 per share for a total subscription amount of US$64,100 (A$84,000) for performance remuneration.
16.	On February 5, 2021, the Company issued 2,768 ordinary shares at a share price of US$3.6125 per share for a total subscription amount of US$10,000 (A$13,000) for performance remuneration.
17.	On February 24, 2021, the Company issued 625,000 ordinary shares at a share price of US$4.00 per share to raise US$2,500,000 (A$3,289,000) for working capital.
18.	On March 26, 2021, the Company issued 708,000 ordinary shares at a share price of US$6.50 per share to raise US$4,602,000 (A$6,047,000) for developing its current businesses, corporate expenditures and general corporate purposes.
19.	On April 19, 2021, the Company issued 573,350 ordinary shares at a share price of US$4.00 per share to raise US$2,293,400 (A$2,963,000) for building out of manufacturing infrastructure and working capital.
20.	On July 6, 2021, the Company entered into three subscription agreements with 3 investors raising a total of US$2.8 million for the issuance of 888,887 shares in the Company. The purpose of this fund raise is for the electronic glass business and working capital.

Ordinary Shares

Each ordinary share entitles the holder thereof to one vote at any meeting of IMTE's shareholders. The holder of Common Shares is entitled to receive if, as and when declared by the Board, dividends in such amount as shall be determined by the Board. The holders of ordinary shares have the right to receive the Company's remaining property in the event of a liquidation, dissolution or winding up, whether voluntary or involuntary.

Options

In August 2020, an Employee Share Option Plan ("ESOP") was approved and established by the board. The ESOP is available to employee, consultants and eligible persons (as the case may be) of the Company as the board may in its discretion determine. The total number of the shares which may be offered by the Company under the ESOP may not at any time exceed 5% of the Company's total issued shares when aggregated with the number of shares issued or that may be issued as a result of offers made at any time during the previous 3-year period.

The shares are to be issued at a price determined by the board. The options are to be issued for no consideration. The exercise price, duration and other relevant terms of an option is to be determined by the board at its sole discretion.

Our Constitution

You should carefully consider the information disclosed in Item 10B of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference.

General Meetings of Shareholders

You should carefully consider the information disclosed in Item 10B of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference.

Foreign Ownership Regulation

You should carefully consider the information disclosed in Item 10B of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference.

Ownership Threshold

You should carefully consider the information disclosed in Item 10B of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference.

Issues of Shares and Change in Capital

You should carefully consider the information disclosed in Item 10B of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference.

Access to and Inspection of Documents

You should carefully consider the information disclosed in Item 10B of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference.

21

Exchange Controls

You should carefully consider the information disclosed in Item 10D of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference.

Exemptions from certain Nasdaq Corporate Governance Rules

The Nasdaq listing rules allow for a foreign private issuer, such as IMTE, to follow its home country practices in lieu of certain of the Nasdaq's corporate governance standards. In connection with our Nasdaq Listing Application, we have relied on and expect to continue to rely on exemptions from certain corporate governance standards that are contrary to the laws, rules, regulations or generally accepted business practices in Australia. These exemptions are described below:

•	Although the majority of our directors currently qualify as independent under the Nasdaq Listing Rules, we have relied on and expect in the future to continue to rely on an exemption from these independence requirements for a majority of our board of directors as prescribed by Nasdaq Listing Rules.

•	We have relied on and expect to continue to rely on an exemption from the requirement that our independent directors meet regularly in executive sessions under Nasdaq Listing Rules.
•	We have relied on and expect to continue to rely on an exemption from the quorum requirements applicable to meetings of shareholders under Nasdaq Listing Rules. In compliance with Australian law, our Constitution provides that three shareholders present, in person or by proxy, attorney or a representative, shall constitute a quorum for a general meeting. Nasdaq Listing Rules require that an issuer provide for a quorum as specified in its by-laws for any meeting of the holders of ordinary shares, which quorum may not be less than 33.3% of the outstanding shares of an issuer's voting ordinary shares. Accordingly, because applicable Australian law and rules governing quorums at shareholder meetings differ from Nasdaq's quorum requirements, we seek to claim this exemption.

•	We have relied on and expect to continue to rely on an exemption from the requirement prescribed by Nasdaq Listing Rules that issuers obtain shareholder approval prior to the issuance of securities in connection with certain acquisitions, private placements of securities, or the establishment or amendment of certain stock option, purchase or other compensation plans. Due to differences between Australian law and rules and the Nasdaq shareholder approval requirements, we seek to claim this exemption.
22

TAXATION

You should carefully consider the information disclosed in Item 10E of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference.

EXPENSES

The following table sets forth an estimate of the fees and expenses payable by us in connection with the potential sale of the ordinary shares covered by this prospectus. The estimates to not include expenses related to offerings of particular securities. Any prospectus supplement describing an offering of Shares will reflect the estimated expenses related to the offering of securities under that prospectus supplement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	US$	1,390.50
Printing expenses		1,000
Legal fees and expenses		30,000
Accounting fees and expenses		5,000

Total	US$	37,390.50

LEGAL MATTERS

The validity of the Shares to be registered in the offering under this prospectus will be passed upon by our Australian counsel, Rimôn Law.

EXPERTS

The audited consolidated financial statements for fiscal years 2019 and 2020 that are included in the Company's Annual Report on Form 20-F for 2020, which have been incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Ramirez Jimenez International CPAs, independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting. The office of Ramirez Jimenez International CPAs is located at 18012 Sky Park Circle, Suite 200, Irvine, CA 92614.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. All of our directors are non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for you to:

•	effect service of process within the United States upon our non-U.S. resident directors or on us;

•	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the United States courts in any action, including actions under the civil liability provisions of U.S. securities laws;

•	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws. The disclosure in this section is not based on the opinion of counsel.

23

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. This prospectus, which constitute a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits. As this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits for further information with respect to us and our securities. All information that we file with the SEC is available through the SEC's Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC's website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please visit the SEC's website at www.sec.gov for further information on the SEC's Public Reference Room.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Our annual report on Form 20-F for the year ending December 31, 2020 has been filed with the SEC and an annual report on Form 20-F for subsequent years will be due within four months following the fiscal year end. Our interim financial report filed on Form 6-K for the six months end June 30, 2021, was filed with the SEC on September 29, 2021, and such interim financial report for subsequent years will be due within six months following the interim period end of June 30 each year.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and also from Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 of the Exchange Act. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

Only the specific documents incorporated by reference in any accompanying prospectus supplement, or incorporated by reference in this prospectus, are to be deemed incorporated by reference into this prospectus and the registration statement of which they are a part. No information available on or through our website, or any other website, shall be deemed incorporated by reference into this prospectus.

Upon written or oral request, we shall provide without charge to each person to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at Suite 801, 8/F, Siu On Centre, 188 Lockhart Road, Wanchai, Hong Kong, Attention Cecil Ho, Joint Company Secretary, telephone +852 2989 0288. Our website address is www.imtechltd.com, telephone +61 3 8692 7222.

DISCLOSURE OF SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of IMTE, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

24

Integrated Media Technology Limited

$15,000,000
Ordinary Shares

Prospectus

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

•	a liability owed to the company or a related body corporate of the company;

•	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA or 1317HB of the Australian Corporations Act 2001;

•	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

•	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

•	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

•	in defending or resisting criminal proceedings in which the officer or director is found guilty;

•	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

•	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution. Our Constitution provides, except to the extent prohibited by the law and the Corporations Act, for the indemnification of any current or former director, secretary or executive officer of IMTE, or a subsidiary of IMTE against every liability incurred by that person in such capacity, and for all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity, except where IMTE is prohibited by statute to indemnify such person or where an indemnity would be made void by statute.

SEC Position. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 7. Recent Sales of Unregistered Securities

Over the past three years, we have issued and sold to third parties the securities listed below without registering the securities under the Securities Act of 1933, as amended (the "Securities Act"). None of these transactions involved any public offering. All our securities were sold through private placement either (i) outside the United States or (ii) in the United States to a limited number of investors in transactions not involving any public offering. As discussed below, we believe that each issuance of these securities was exempt from, or not subject to, registration under the Securities Act.

1.	the issuance of 25,275 shares at a share price of US$14.45 (or about A$19.456) per share for a total subscription proceeds of A$491,750 for settlement of consultancy service payment on July 17, 2018. These shares were issued to a person outside the United States in a transaction not subject to the registration requirements of the Securities Act in reliance on Regulation S.
2.	the issuance of 708,500 shares for the conversion of A$8,000,000 of debt owed to Marvel Finance Limited on December 12, 2018. These shares were sold outside the United States in a transaction not subject to the registration requirements of the Securities Act in reliance on Regulation S.
3.	the sale of 450,000 shares in the amount of US$1,350,000 by private placement to Nextglass Technologies Corp on September 8, 2020. This issuance was exempt from registration under the Securities Act in reliance on Section 4(a)(2).
4.	the issuance of 4,471 shares in the amount of US$17,000 to Arpa Infinity Limited for the provision of IT development on September 15, 2020. These shares were sold outside the United States in a transaction not subject to the registration requirements of the Securities Act in reliance on Regulation S.
5.	issuance of 250,000 shares each to Nextglass Technologies Corp and Teko International Limited for a total issuance of 500,000 shares in the total amount of US$1,500,000 for the purchase a total of 51% interests in Sunup Holdings Limited on September 17, 2020. These issuances were exempt from registration under the Securities Act in reliance on Section 4(a)(2) and Regulation S.
6.	the aggregate of first issuance of the 700,000 shares in the amount of US$2,100,000 on July 20, 2020 and second issuance of 241,667 shares in the amount of US$725,000 by conversion of a convertible promissory note by CIMB Limited on October 6, 2020. These securities were sold outside the United States in a transaction not subject to the registration requirements of the Securities Act in reliance on Regulation S.
7.	issuance of 46,741 shares to CIMB Limited in the amount of A$174,811 for the settlement of interest on a convertible promissory note on October 6, 2020. The shares were sold outside the United States in a transaction not subject to the registration requirements of the Securities Act in reliance on Regulation S.
8.	issuance of 307,692 shares in the amount of US$1,000,000 for the nano-coating filter business, pursuant to a placement agreement entered into on December 21, 2020. The shares were sold outside the United States in a transaction not subject to the registration requirements of the Securities Act in reliance on Regulation S.
9.	the issuance of 17,744 shares in the amount of US$64,100 to staff for the performance remuneration on February 2, 2021. These shares were sold outside the United States in a transaction not subject to the registration requirements of the Securities Act in reliance on Regulation S.
10.	the issuance of 2,768 shares in the amount of US$10,000 to staff for the provision of accounting and administrative services on February 5, 2021. These shares were sold outside the United States in a transaction not subject to the registration requirements of the Securities Act in reliance on Regulation S.
11.	the issuance of 573,350 shares in the amount of US$2,293,400 to twelve investors outside the United States for the manufacturing infrastructure and working capital on April 19, 2021. These shares were sold outside the United States in a transaction not subject to the registration requirements of the Securities Act in reliance on Regulation S.
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Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) to this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
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(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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 EXHIBIT INDEX

 The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Constitution of Registrant (incorporated by reference to Exhibit 1.1 to IMTE's Registration Statement on Form 20-F/A filed on May 8, 2017)
4.1	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to IMTE's Form 6-K/A filed on February 12, 2020)
5.1#	Opinion of Rimôn Law
10.1	Share Sale and Purchase Agreement for the purchase of 100% in Marvel Digital Limited between Marvel Finance Limited and IMTE dated May 14, 2015 (incorporated by reference to Exhibit 4.1 to IMTE's Registration Statement on Form 20-F/A filed on May 8, 2017)
10.2	Consulting Agreement between IMTE and BDO Partnership SA Pty Limited for the provision of Company Secretarial services dated November 6, 2015 (incorporated by reference to Exhibit 4.4 to IMTE's Registration Statement on Form 20-F/A filed on May 8, 2017)
10.3	Subscription agreement between Marvel Digital Limited and E-Tech Electronics Limited, dated January 3, 2018 (incorporated by reference to Exhibit 99.2 to IMTE's Form 6-K filed on January 3, 2018)
10.4	Deed of Guarantee between IMTE and E-Tech Electronics Limited, dated January 3, 2018 (incorporated by reference to Exhibit 99.3 to IMTE's Form 6-K filed on January 3, 2018)
10.5	Put option between IMTE and E-Tech Electronics Limited, dated January 3, 2018 (incorporated by reference to Exhibit 99.4 to IMTE's Form 6-K filed on January 3, 2018)
10.6	Subscription agreement between IMTE and Marvel Finance Limited dated October 13, 2018 (incorporated by reference to Exhibit 4.7 to IMTE's Annual Report on Form 20-F filed on May 15, 2019)
10.7	Distribution agreement between IMTE and Teko International Limited dated April 29, 2019 (incorporated by reference to Exhibit 4.8 to IMTE's Annual Report on Form 20-F filed on May 15, 2019)
10.8	Convertible Note Purchase Agreement with CIMB Limited dated January 20, 2020 (incorporated by reference to Exhibit 99.1 to IMTE's Form 6-K filed on January 21, 2020)
10.9	Supplement Agreement of Convertible Note Purchase Agreement between Integrated Media Technology Limited and CIMB Limited dated February 11, 2020 (incorporated by reference to Exhibit 10.1 to IMTE's Form 6-K/A filed on February 12, 2020)
10.10	Securities Purchase Agreement for the sale of Shares and Warrants to Ionic Ventures, LLC dated February 20, 2020 (incorporated by reference to Exhibit 99.1 to IMTE's Form 6-K filed on February 24, 2020)
10.11	Director agreement between IMTE and Dr Heming Cui dated June 12, 2020 (incorporated by reference to Exhibit 4.11 to IMTE's Annual Report on Form 20-F filed on June 16, 2020)
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10.12	Service agreement for Cecil Ho, between IMTE and Asset Union Limited dated March 19, 2019 (incorporated by reference to Exhibit 4.12 to IMTE's Annual Report on Form 20-F filed on June 16, 2020)
10.13	Agreement for sale of 95% Issued Shares of Marvel Digital Limited dated May 11, 2020 (incorporated by reference to Exhibit 4.13 to IMTE's Annual Report on Form 20-F filed on June 16, 2020)
10.14	Debt Conversion Agreement between IMTE and CIMB Limited dated July 25, 2020 (incorporated by reference to Exhibit 99.1 to IMTE's Form 6-K filed on July 29, 2020)
10.15	Convertible Note Purchase Agreement between IMTE and CIMB Limited dated July 25, 2020 (incorporated by reference to Exhibit 99.2 to IMTE's Form 6-K filed on July 29, 2020)
10.16	Placement Agreement between IMTE and Nextglass Technologies Corp dated August 6, 2020 (incorporated by reference to Exhibit 99.1 to IMTE's Form 6K filed on August 12, 2020)
10.17	Convertible Note Purchase Agreement between IMTE and Nextglass Technologies Corp dated August 6, 2020 (incorporated by reference to Exhibit 99.2 to IMTE's Form 6K filed on August 12, 2020)
10.18	Sale and Purchase Agreement between IMTE and Nextglass Technologies Corp dated August 6, 2020 for 25.5% interests in Sunup Holdings Limited (incorporated by reference to Exhibit 99.3 to IMTE's Form 6-K filed on August 12, 2020)
10.19	Sale and Purchase Agreement between IMTE and Teko International Limited dated August 6, 2020 for 25.5% interests in Sunup Holdings Limited (incorporated by reference to Exhibit 99.4 to IMTE's Form 6-K filed on August 12, 2020)
10.20	Securities Purchase Agreement between IMTE and Mercer Street Global Opportunity Fund, LLC dated November 27, 2020 (incorporated by reference to Exhibit 99.1 to IMTE's Form 6-K filed on December 2, 2020)
10.21	IMTE's Employee Share Option Plan ("ESOP") (incorporated by reference to Exhibit 10.23 to IMTE's Form F-1 filed on December 23, 2020)
10.22	Placement Agreement between IMTE and IPO Solutions Limited dated December 21, 2020 (incorporated by reference to Exhibit 10.24 to IMTE's Form F-1 filed on December 23, 2020)
10.23	Supplement Letter Agreement to the Convertible Note Purchase Agreement between IMTE and Nextglass Technologies Corp dated December 21, 2020 (incorporated by reference to Exhibit 10.25 to IMTE's Form F-1 filed on December 23, 2020)
10.24	Equipment Purchase and Sale Agreement between IMTE, RE&I International Limited and Zhenjiang Nextek Glass Film Limited dated December 21, 2020 (incorporated by reference to Exhibit 10.26 to IMTE's Form F-1 filed on December 23, 2020)
10.25	Subscription Agreement between IMTE, Joinstar International Limited and Greifenberg Capital Limited dated December 21, 2020 (incorporated by reference to Exhibit 10.27 to IMTE's Form F-1 filed on December 23, 2020)
10.26	Assignment and Assumption of Contracts and Contract Rights between Sunup Holdings Limited and SWIS Co., Ltd dated December 21, 2020 (incorporated by reference to Exhibit 10.28 to IMTE's Form F-1 filed on December 23, 2020)
10.27	Underwriting agreement between CIMC Marketing Pty Limited, a wholly owned subsidiary of IMTE with Xped Limited dated on February 5, 2021
10.28	Securities Purchase Agreement between IMTE and Mercer Street Global Opportunity Fund, LLC dated February 22, 2021 (incorporated by reference to Exhibit 99.1 to IMTE's Form 6-K filed on February 22, 2021)
10.29	Securities Purchase Agreement between IMTE and Ionic Ventures, LLC dated March 23, 2021 (incorporated by reference to Exhibit 99.2 to IMTE's Form 6-K filed on March 23, 2021)
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10.30	Securities Purchase Agreement between IMTE and Gold Bull Capital Co., Ltd. dated July 6, 2021 (incorporated by reference to Exhibit 99.1 to IMTE's Form 6-K filed on July 6, 2021)
10.31	Securities Purchase Agreement between IMTE and Blackhorse Capital Co., Limited dated July 6, 2021 (incorporated by reference to Exhibit 99.2 to IMTE's Form 6-K filed on July 6, 2021)
10.32	Securities Purchase Agreement between IMTE and Goldenyadan International Holdings Limited dated July 6, 2021 (incorporated by reference to Exhibit 99.3 to IMTE's Form 6-K filed on July 6, 2021)
10.33#	Employment agreement between IMTE and Mr. Xiaodong Zhang dated July 19, 2021
10.34#	Director agreement between IMTE and Ms. Jing Zhuo dated July 19, 2021
10.35#	Director agreement between IMTE and Ms. Hui Zhong dated August 3, 2021
10.36#	Director agreement between IMTE and Ms. Xinmei Shi dated August 18, 2021
10.37#	Director agreement between IMTE and Ms. Dan Li dated August 31, 2021
10.38	Sale and Purchase Agreement between IMTE and the shareholders of Magnum International Holdings Limited, dated October 11, 2021 (incorporated by reference to Exhibit 99.2 to IMTE's Form of 6-K filed on October 12, 2021)
23.1#	Consent of Rimôn Law (included in Exhibit 5.1)
23.2*	Consent of Ramirez Jimenez International CPAs, Independent Registered Public Accounting Firm

* filed herewith

# previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, China, on November 15, 2021.

Integrated Media Technology Limited

By:	/s/ Xiaodong Zhang
Name:	Xiaodong Zhang
Title:	Executive Chairman and Chief Executive Officer

II-9

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Xiaodong Zhang	Chief Executive Officer and Executive Chairman (principal executive officer)	November 15, 2021
/s/ Jing Zhuo Jing Zhuo	Chief Financial Officer Director	November 15, 2021
* Heming Cui	Director	November 15, 2021
* Hui Zhong	Director	November 15, 2021
* Xinmei Shi	Director	November 15, 2021
* Dan Li	Director	November 15, 2021

* By:	/s/ Jing Zhuo
Jing Zhuo
Attorney-in-fact

II-10

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Integrated Media Technology Limited, has signed this Amendment No. 1 to the registration statement in Newark, Delaware, on November 15, 2021.

Authorized U.S. Representative

Puglisi & Associates
By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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